UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12
VIRGIN MOBILE USA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

November 12, 2009
Dear Stockholder:
According to our latest records, we have not yet received your proxy for the important Special Meeting of Virgin Mobile USA stockholders to be held on November 24, 2009, at which Virgin Mobile USA stockholders will vote on a proposal to adopt the merger agreement with Sprint Nextel.
The Virgin Mobile USA board of directors recommends that you vote “FOR” the adoption of the merger agreement.
Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Thank you for your cooperation.
Very truly yours,
General Counsel and Corporate Secretary
REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

Important Additional Information
This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Sprint Nextel and Virgin Mobile USA. In connection with the proposed merger, Sprint Nextel has filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Virgin Mobile USA, and each of Virgin Mobile USA and Sprint Nextel may be filing other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus has been mailed to stockholders of Virgin Mobile USA. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, VIRGIN MOBILE USA’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Virgin Mobile USA and Sprint Nextel, at the SEC’s website (http://www.sec.gov). Virgin Mobile USA’s stockholders also may obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Virgin Mobile USA Investor Relations at investorrelations@virginmobileusa.com or 908-607-4108. In addition, investors and stockholders of Virgin Mobile USA may access copies of the documents filed with the SEC by Virgin Mobile USA on Virgin Mobile USA’s web site at www.virginmobileusa.com, when they become available.
Participants in Solicitation
Virgin Mobile USA and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Virgin Mobile USA’s participants is set forth in the proxy statement dated April 7, 2009 for Virgin Mobile USA’s 2009 annual meeting of stockholders as filed with the SEC on Schedule 14A. Stockholders may obtain additional information regarding the interests of Virgin Mobile USA and its directors and executive officers in the proposed merger, which may be different than those of Virgin Mobile USA’s stockholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the proposed merger.